UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(a)
OF THE SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant ☒

Filed by a party other than the Registrant ☐

Check the appropriate box:

☐ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐ Definitive Proxy Statement
☒ Definitive Additional Materials
☐ Soliciting Material Pursuant to §240.14a-12

Apexigen, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 15, 2023

Apexigen, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-39488	85-1260244
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

900 Industrial Road, Suite C San Carlos, California 94070 (650) 931-6236 (Address, including zip code and telephone number, of Registrant’s principal executive offices)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	APGN	The Nasdaq Stock Market LLC
Warrants, each whole warrant exercisable for one share of Common Stock at an exercise price of $11.50 per share	APGNW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events.

As previously disclosed, on May 23, 2023, Apexigen, Inc., a Delaware corporation (“Apexigen”), entered into an Agreement and Plan of Merger (the “Merger Agreement”), by and among Apexigen, Pyxis Oncology, Inc., a Delaware corporation (“Pyxis Oncology”) and Ascent Merger Sub Corp., a Delaware corporation and wholly owned subsidiary of Pyxis Oncology (“Merger Sub”), pursuant to which, subject to the terms and conditions set forth therein, Merger Sub will merge with and into Apexigen (the “Merger”), with Apexigen surviving the Merger as a wholly owned subsidiary of Pyxis Oncology. On June 30, 2023, Apexigen filed a definitive proxy statement (the “Proxy Statement”) with the Securities and Exchange Commission (the “SEC”) in connection with the proposed Merger.

As of the date of this Current Report on Form 8-K, various purported Apexigen stockholders have sent demand letters to Apexigen that challenge the disclosures in the Proxy Statement.

While Apexigen believes that the disclosures in the Proxy Statement comply fully with all applicable law and denies the allegations in the demand letters described above, in order to avoid possible expense and nuisance and business delays that may result if any of the demand letters results in litigation, and provide additional information to its stockholders, Apexigen has determined to voluntarily supplement certain disclosures in the Proxy Statement related to allegations made in the demand letters with the supplemental disclosures set forth below (the “Supplemental Disclosures”). Nothing in the Supplemental Disclosures shall be deemed an admission of the legal merit, necessity or materiality under applicable laws of any of the disclosures set forth herein. To the contrary, Apexigen specifically denies all allegations in the demand letters described above that any additional disclosure was or is required or material.

The Supplemental Disclosures do not modify the Exchange Ratio or any other terms of the Merger Agreement, nor do the Supplemental Disclosures affect the timing of the special meeting of Apexigen stockholders (the “Special Meeting”) to be held virtually at 8:00 a.m. (Pacific Time) on August 22, 2023. Apexigen stockholders entitled to vote at the Special Meeting may participate in the Special Meeting via live webcast at www.proxydocs.com/APGN.

The Apexigen board of directors (the “Apexigen Board”) continues to unanimously recommend that its stockholders vote “FOR” the proposals to be voted upon at the Special Meeting described in the Proxy Statement.

The Supplemental Disclosures should be read in conjunction with the disclosures contained in the Proxy Statement, which in turn should be read in its entirety. All page references are to the Proxy Statement and terms used below, unless otherwise defined, shall have the meanings ascribed to such terms in the Proxy Statement. Bold and underlined text indicates language that has been added to a referenced disclosure and ~~stricken-through text~~ shows text being deleted from a referenced disclosure. This Current Report on Form 8-K is incorporated into and amends and/or supplements the Proxy Statement as provided herein. Except as specifically noted in the Supplemental Disclosures below, the Proxy Statement remains unchanged.

Supplemental Disclosures

The eighth paragraph on page 75 under the caption “Background of the Merger” is amended and restated by replacing it with the following:

On December 19, 2022, Apexigen and Party A entered into a mutual non-disclosure agreement. The agreement did not contain a standstill restriction.

The twelfth paragraph on page 79 under the caption “Background of the Merger” is amended and restated by replacing it with the following:

Also on April 11, 2023, Apexigen and Party F entered into a mutual non-disclosure agreement. The agreement did not contain a standstill restriction.

The first paragraph on page 80 under the caption “Background of the Merger” is amended and restated by replacing it with the following:

On April 14, 2023, Apexigen and Party G entered into a mutual non-disclosure agreement. The agreement contained a standstill restriction of twelve months in length, which included a customary ‘fall-away’ provision providing that the standstill obligations terminated following Apexigen entering into a definitive agreement providing for a change of control, like the Merger Agreement, and therefore the mutual non-disclosure agreement did not prevent Party G from making a competing proposal to the Apexigen Board. Also on April 14, 2023, ~~On that same date,~~ Apexigen granted management and team members of Party F access to its virtual data room for the purpose of conducting business and financial due diligence.

The second bullet on page 83 under the caption “Reasons for the Merger” is amended and restated by replacing it with the following:

Participation in the Combined Company. The Apexigen Board’s belief, based in part on a scientific diligence and analysis process conducted by Apexigen’s management and reviewed with the Pyxis Oncology Board, that with respect to Pyxis Oncology’s product pipeline and the potential market opportunity for Pyxis Oncology’s products, that Pyxis Oncology’s product candidates represent a sizeable potential market opportunity, and may create value for the stockholders of the combined company and an opportunity for Apexigen’s stockholders to participate in the potential growth of the combined company. The Apexigen Board was not provided with forward-looking financial projections of Pyxis Oncology’s business or, other than projected net cash balance, forward-looking financial projections of the combined company’s business.

The first sub-bullet under the fifth bullet on page 83 under the caption “Reasons for the Merger” is amended and restated by replacing it with the following:

The Apexigen Board’s belief that the combined company will be able to achieve substantial synergies (including reductions in expenses for directors’ and officers’ liability insurance, public filing compliance, and headcount) and be better positioned to meaningfully accelerate growth initiatives and pursue additional opportunities;

The first paragraph under the caption “Principal Financial Analyses” on page 86 is amended and restated by replacing it with the following:

The following is a summary of the principal financial analyses performed by Ladenburg to arrive at the Opinion. Some of the summaries of financial analyses include information presented in tabular format. In order to fully understand the financial analyses, the tables must be read together with the text of each summary. The tables alone do not constitute a complete description of the financial analyses. Considering the data set forth in the tables without considering the full narrative description of the financial analyses, including the methodologies and assumptions underlying the analyses, could create a misleading or incomplete view of the financial analyses. Ladenburg performed certain procedures, including each of the financial analyses described below and reviewed with the Apexigen Board the assumptions on which such analyses were based and other factors, including the historical and projected financial results of Apexigen and Pyxis Oncology. Ladenburg did not review forward-looking financial projections of Pyxis Oncology’s business or, other than projected net cash balance, forward-looking financial projections of Apexigen’s business or the combined company’s business. As a result, and because Pyxis Oncology is an early clinical stage company, Ladenburg did not perform a discounted cash flow analysis.

The first paragraph under the caption “Analysis of Selected Precedent M&A Transactions” on page 88 is amended and restated by replacing it with the following:

Ladenburg reviewed the financial terms, to the extent the information was publicly available, of the 18 most recent merger transactions of companies in the biopharmaceutical industry, which had a lead candidate in Preclinical or Phase 1 stage of clinical development and focused on oncology space (referred to as the “Selected Precedent M&A Transactions”). Ladenburg determined that these recent transactions were more likely to reflect the relevant financial, economic and market conditions and other circumstances as of the date of the Opinion than transactions that occurred earlier in time. Although the Selected Precedent M&A Transactions were used for comparison purposes, none of the target companies were directly comparable to Pyxis Oncology. In its evaluation, Ladenburg did not exercise any judgement or exclusionary practices to add or remove relevant transactions that fit within such parameters. Accordingly, an analysis of the results of such a comparison was not purely mathematical, but instead involved complex considerations and judgments concerning differences in historical and projected financial and operating characteristics of the companies involved and other factors that could affect the merger value of such companies and Pyxis Oncology to which they were being compared. Ladenburg reviewed the total enterprise values of the target companies (including downstream milestone payments). These transactions, including the date each was closed, were as follows below.

The first paragraph under the caption “Analysis of Precedent Reverse Merger Transactions” on page 89 is amended and restated by replacing it with the following:

Ladenburg reviewed the financial terms, to the extent the information was publicly available, of the 64 most recent qualifying reverse-merger transactions of companies in the biopharmaceutical industry (referred to as the “Selected Precedent Reverse Merger Transactions”). Ladenburg determined that these recent transactions were more likely to reflect the relevant financial, economic and market conditions and other circumstances as of the date of the Opinion than transactions that occurred earlier in time. Although the Selected Precedent Reverse Merger Transactions were used for comparison purposes, none of the target companies were directly comparable to Apexigen. Accordingly, an analysis of the results of such a comparison is not purely mathematical, but instead involved complex considerations and judgments concerning differences in historical and projected financial and operating characteristics of the companies involved and other factors that could affect the merger value of such companies and the Merger to which they were being compared. Ladenburg reviewed the total premium to cash delivered to each target, along with other quantitative metrics. These transactions, including the date each was closed, were as follows below.

The first paragraph under the caption “Analysis of Precedent Strategic Reverse Merger Transactions” on page 91 is amended and restated by replacing it with the following:

Ladenburg reviewed the financial terms, to the extent the information was publicly available, of the 14 most recent qualifying strategically aligned reverse-merger transactions of companies in the biopharmaceutical industry in which the acquiring company continued, to some degree, to develop the programs from the acquired company (referred to as the “Selected Precedent Strategic Reverse Merger Transactions”). Ladenburg determined that these recent transactions were more likely to reflect the relevant financial, economic and market conditions and other circumstances as of the date of the Opinion than transactions that occurred earlier in time. Although the Selected Precedent Strategic Reverse Merger Transactions were used for comparison purposes, none of the target companies were directly comparable to Apexigen. Accordingly, an analysis of the results of such a comparison was not purely mathematical, but instead involved complex considerations and judgments concerning differences in historical and projected financial and operating characteristics of the companies involved and other factors that could affect the merger value of such companies and the Merger to which they are being compared. Ladenburg reviewed the total premium to cash delivered to each target, along with other quantitative metrics. These transactions, including the date each was closed, were as follows below.

Additional Information and Where to Find It

This Current Report on Form 8-K is not a proxy statement or solicitation of a proxy, consent or authorization with respect to any securities or in respect of the proposed Merger and shall not constitute an offer to sell or a solicitation of an offer to buy any securities nor shall there be any sale of securities in any state or jurisdiction in which such offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended. Pyxis Oncology filed with the SEC a Registration Statement on Form S-4 in connection with the proposed Merger and Apexigen filed with the SEC a Proxy Statement in connection with the proposed Merger. Apexigen’s Proxy Statement was mailed to Apexigen stockholders on or around July 6, 2023. INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE REGISTRATION STATEMENT AND PROXY STATEMENT AND ANY OTHER RELEVANT DOCUMENTS THAT MAY BE FILED WITH THE SEC, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THESE DOCUMENTS, CAREFULLY AND IN THEIR ENTIRETY IF AND WHEN THEY BECOME AVAILABLE BECAUSE THEY CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED MERGER. Investors and security holders will be able to obtain free copies of the Registration Statement and Proxy Statement and other documents filed with the SEC by Pyxis Oncology and Apexigen through the web site maintained by the SEC at www.sec.gov. In addition, investors and security holders can obtain free copies of the Registration Statement and the Proxy Statement from Pyxis Oncology by contacting ir@pyxisoncology.com or from Apexigen by contacting .

Participants in the Solicitation

Pyxis Oncology and Apexigen, and their respective directors and executive officers, may be deemed to be participants in the solicitation of proxies in respect of the transactions contemplated by the Merger Agreement. Information regarding Pyxis Oncology’s directors and executive officers is contained in Pyxis Oncology’s proxy statement, filed with the SEC on April 28, 2023. Information regarding Apexigen’s directors and executive officers is contained in Apexigen’s Proxy Statement, filed with the SEC on June 30, 2023. Additional information regarding the persons who may be deemed participants in the proxy solicitation and a description of their direct and indirect interests in the proposed business combination is available in the Registration Statement and the Proxy Statement.

Forward Looking Statements

This Current Report on Form 8-K contains forward-looking statements for the purposes of the safe harbor provisions under The Private Securities Litigation Reform Act of 1995 and other federal securities laws. These statements are often identified by the use of words such as “anticipate,” “believe,” “can,” “continue,” “could,” “estimate,” “expect,” “intend,” “likely,” “may,” “might,” “objective,” “ongoing,” “plan,” “potential,” “predict,” “project,” “should,” “to be,” “will,” “would,” or the negative or plural of these words, or similar expressions or variations, although not all forward-looking statements contain these words. We cannot assure you that the events and circumstances reflected in the forward-looking statements will be achieved or occur and actual results could differ materially from those expressed or implied by these forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to, those identified herein, and those discussed in the section titled “Risk Factors” set forth in Pyxis Oncology’s Annual Report on Form 10-K for the year ended December 31, 2022 and subsequent Quarterly Reports on Form 10-Q, and Apexigen’s Annual Report on Form 10-K for the year ended December 31, 2022 and subsequent Quarterly Reports on Form 10-Q, each of which is on file with the SEC. Among other things, there can be no guarantee that the proposed Merger will be completed in the anticipated timeframe or at all, that the conditions required to complete the proposed Merger will be met, that the combined company will realize the expected benefits of the proposed Merger, if any, that the clinical stage assets will progress on anticipated timelines or at all, or that the combined company will be successful in progressing its pipeline through development and the regulatory approval process. These risks are not exhaustive. New risk factors emerge from time to time, and it is not possible for our management to predict all risk factors, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. In addition, statements that “we believe” and similar statements reflect our beliefs and opinions on the relevant subject. These statements are based upon information available to us as of the date hereof and while we believe such information forms a reasonable basis for such statements, such information may be limited or incomplete, and our statements should not be read to indicate that we have conducted an exhaustive inquiry into, or review of, all potentially available relevant information. These statements are inherently uncertain, and investors are cautioned not to unduly rely upon these statements. Except as required by law, we undertake no obligation to update any forward-looking statements to reflect events or circumstances after the date of such statements.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Apexigen, Inc.

Date:	August 15, 2023	By:	/s/ Xiaodong Yang
Xiaodong Yang, M.D., Ph.D. Chief Executive Officer